                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Independent Bank Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                      [INDEPENDENT BANK CORPORATION LOGO]



March    , 2000



Dear Shareholder:

    We invite you to attend the 2000 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 18, 2000, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.
    Many of the traditional elements of our annual report, including our audited financial statements, can be found in an appendix to this Proxy Statement. For your convenient reference, a table of contents is located on page A-1.
    It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE OR REGISTER YOUR VOTE BY PHONE OR THE INTERNET.

Sincerely,



/s/ Charles Van Loan

Charles C. Van Loan
President and
Chief Executive Officer

                          INDEPENDENT BANK CORPORATION

                              230 West Main Street
                              Ionia, Michigan 48846







                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 18, 2000



     The Annual Meeting of Shareholders of Independent Bank Corporation will be held at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846, on Tuesday, April 18, 2000, at 3:00 p.m. (local time) for the following purposes:

     1. To elect one Nominee to the Board of Directors to serve a one-year term expiring in 2001.

     2. To elect three Nominees to the Board of Directors to serve three-year terms expiring in 2003.

     3. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the authorized shares of common stock from 14 million shares to 30 million shares.

     4. To consider and vote upon a proposal to amend the Company's Articles of Incorporation and eliminate the requirement that certain business combinations be approved by 75% of the Company's outstanding shares of common stock.

     5. To consider and vote upon a proposal to make an additional 516,000 shares of the Company's common stock available for issuance under the Employee Stock Option Plan.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as shown by the transfer books of the Company at the close of business on February 18, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, please sign the enclosed proxy and return it promptly in the enclosed envelope or register your vote by phone or the internet. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

                                      By order of the Board of Directors,


                                      /s/ William R. Kohls

                                      William R. Kohls
                                      Secretary




Dated:   March  , 2000

                          INDEPENDENT BANK CORPORATION

                              230 West Main Street
                              Ionia, Michigan 48846







                                PROXY STATEMENT
                                 March   , 2000


     This Proxy Statement is furnished in connection with the solicitation, beginning approximately March , 2000, by the Board of Directors of Independent Bank Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 18, 2000, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.
     If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees and for the proposals to amend the Company's Articles of Incorporation and to reserve additional shares for issuance under its Employee Stock Option Plan.
     To vote by telephone, call toll-free on a touch-tone phone 1-877-PRX-VOTE (1-877-779-8683 (there is no charge for this call)). For shareowners residing outside the United States call collect on a touch-tone phone 1-201-536-8073; enter the control number located on your proxy card and follow the recorded instructions.
     To vote by internet, go to the site http://www.eproxyvote.com/ibcp; enter the control number located on your proxy card and follow the instructions provided.
     A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.


                       VOTING SECURITIES AND RECORD DATE

     As of February 18, 2000, the record date for the Annual Meeting, the Company had issued and outstanding 11,214,963 shares of common stock, par value $1.00 per share ("Common Stock"). Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.
     As of February 18, 2000, no person was known by Management to be the beneficial owner of more than 5% of the Common Stock, except as follows:

                                                                                   Amount and
                                                                                    Nature of                Approximate
                                            Name and Address of                     Beneficial                 Percent
          Title of Class                     Beneficial Owner                       Ownership                  of Class
          --------------------------------------------------------------------------------------------------------------
          Common Stock,                Independent Bank Corporation                715,402 (1)                  6.24%
          $1 par value                   Employee Stock Ownership
                                         Trust, 230 West Main Street
                                           Ionia, Michigan 48846


(1)Includes 255,835 shares of Common Stock held by the employee stock ownership plan that was maintained by the former Mutual Savings Bank, f.s.b. Upon receipt of a favorable determination by the Internal Revenue Service, that plan will merge into the ESOP.

     The Employee Stock Ownership Trust ("ESOT") holds shares of Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan ("ESOP"). Firstar Trust Company administers the ESOP and serves as directed trustee. The Company's ESOP Administrative Committee has investment power with respect to the shares of Common Stock held by the ESOT and has voting power to the extent that the ESOP participants do not direct the voting of the shares of Common Stock allocated to their accounts.
     The Administrative Committee is comprised of William R. Kohls, James J. Twarozynski and Laurinda M. Neve, each of whom are officers of the Company. Except for the shares of Common Stock allocated to their account as participants in the ESOP, each member of the Administrative Committee disclaims beneficial ownership of the shares held by the ESOP.


                             ELECTION OF DIRECTORS

     The Bylaws of the Company permit the Board of Directors to establish the size of the Board from three to fifteen members. The current Board has fixed the size of the Board at nine members. All directorships possible under the Company's Bylaws are not being filled because the Board believes that under the present circumstances, a Board of nine persons is adequate to manage the affairs of the Company.
     The Company's Articles of Incorporation provide that the Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. In order to maintain each of the three classes of the Board at nearly equal size, Jeffery A. Bratsburg is a nominee for election to a one-year term expiring in 2001. Robert J. Leppink, Arch V. Wright, Jr., and Robert L. Hetzler are nominees for election to serve three-year terms expiring in 2003.
     Mr. Bratsburg is the Chairman of the Board of Independent Bank West Michigan and was appointed to the Company's Board in January, 2000. Mr. Hetzler serves as a Director of Independent Bank MSB and has been nominated to stand for election to the Company's Board. Mr. Leppink and Mr. Wright are incumbent directors. Additional information on the nominees is set forth in the following pages of this Proxy Statement.
     The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, the Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.
     In addition to the nominees for director, each director whose term will continue after the meeting is named on the following page. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee's and director's age, principal occupation or employment for the past five years has been furnished to the Company as of February 18, 2000, by the respective nominees and directors.
     A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year's meeting, the four individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.



                                                                                            Amount and
                                                                                             Nature of
                                                                                            Beneficial                 Percent of
                                                                                           Ownership (1)               Outstanding
----------------------------------------------------------------------------------------------------------------------------------

NOMINEE FOR ONE-YEAR TERM EXPIRING IN 2001

Jeffrey A. Bratsburg (age 56)                                                                 91,466 (2)                     .80%
  Mr. Bratsburg served as President and Chief Executive
  Officer of Independent Bank West Michigan from 1985 until
  his retirement in 1999. He became a Director in 2000.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2003

Robert J. Leppink (age 67)                                                                    47,814                         .42
  Mr. Leppink is the President of Leppink's, Inc.
  (retail grocer). He became a Director in 1980.

Arch V. Wright, Jr. (age 67)                                                                  52,923                         .46
  Mr. Wright is the President of Charlevoix Development Company
  (real estate development). He became a Director in 1974.

Robert L. Hetzler (age 55)
  Mr. Hetzler is the President of Monitor Sugar Company                                        6,720                         .06
  (food processor). He became a Director in 2000.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Charles A. Palmer (age 55)                                                                    40,994                         .36
  Mr. Palmer is an attorney and a professor of law at Thomas M. Cooley
  Law School. He became a Director in 1991.

Charles C. Van Loan (age 52)                                                                 114,918 (3)                    1.01
  Mr. Van Loan is the President and Chief Executive Officer of
  Independent Bank Corporation. He became a Director in 1992.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

Keith E. Bazaire (age 61)                                                                     14,325                         .13
  Mr. Bazaire is the President of Carter's Food Center, Inc.
  (retail grocer). He became a Director in 1996.

Terry L. Haske (age 51)                                                                       17,451 (4)                     .15
  Mr. Haske is the President of Ricker & Haske, CPAs, p.c.
  He became a Director in 1996.

Thomas F. Kohn (age 67)                                                                       19,949                         .17
  Mr. Kohn is the Chief Executive Officer of Belco Industries, Inc.
  (manufacturer). He became a Director in 1995.


(1)Except as described in the following notes, each nominee owns the shares directly and has sole voting and investment power or shares voting and investment power with his spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within 60 days.
(2)Includes 13,578 shares allocated to Mr. Bratsburg's account under the ESOT. Also includes 23,153 shares held by Mr. Bratsburg's wife.
(3)Includes 17,935 shares allocated to Mr. Van Loan's account under the ESOT. Also includes 8,732 shares held by Mr. Van Loan's dependent children.
(4)Includes 2,411 shares owned jointly with Mr. Haske's father with respect to which Mr. Haske shares voting and investment power.

There are no family relationships between or among the directors, nominees or executive officers of the Company. The Board of Directors had seven meetings in 1999. During 1999, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which they served. In addition to the audit and personnel committees, the Board has a corporate development committee.
    The audit committee (consisting of directors Haske, Kohn and Palmer) met twice in 1999 to select independent public accountants and discuss financial matters with such independent accountants; review internal audit and loan review reports as well as Management's responses thereto; and review and discuss other pertinent financial, accounting, audit, and policy matters with Management.
    The personnel committee (consisting of directors Bazaire, Haske, Leppink, Palmer and Wright) met once in 1999 to review and make recommendations to the Board relating to remuneration, including benefit plans, to be paid to the Company's directors and officers.
    The corporate development committee (consisting of directors Bazaire, Kohn and Leppink) met three times in 1999 to consider and approve candidates to serve as directors of the Company's subsidiary banks (the "Banks"). Although Management's nominees to serve as directors of the Company have been selected from individuals serving as directors of the Banks, the committee will consider qualified individuals who are recommended by shareholders. Written recommendations of individuals for Board nomination may be forwarded to the Company's secretary for consideration as nominees at the 2001 Annual Meeting of Shareholders. Such recommendations must be received no earlier than January 18, 2001, and no later than February 17, 2001.


                  PROPOSED INCREASE IN AUTHORIZED COMMON STOCK

    The Company's Board of Directors has proposed that the first paragraph of
Article III of the Company's Articles of Incorporation (the "Articles") be amended to read as follows:

           The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is thirty million two hundred thousand shares, of which thirty million (30,000,000) shares shall be common stock of the par value of $1.00 per share, and two hundred thousand (200,000) shares shall be series preferred stock, without par value.

    This amendment will increase the Company's authorized Common Stock from 14,000,000 shares to 30,000,000 shares of Common Stock, $1.00 par value. The purpose of the amendment is to provide additional shares of Common Stock for future issuance. As of February 18, 2000, there were approximately 11,234,000 shares of Common Stock issued and outstanding, 722,000 stock options granted but not exercised, and 517,000 shares of Common Stock reserved for issuance under the Company's stock compensation plans and Dividend Reinvestment Plan. As a result, as of February 18, 2000, only 1,527,000 shares of Common Stock remain available for future issuance. The Company has no series preferred stock issued or outstanding. This proposed amendment will not affect those shares.
    The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock for issuance could be used for a number of purposes, including corporate financing, acquisitions, stock dividends, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law or the rules of the Nasdaq stock market or any stock exchange on which the Company's securities may be listed.
    The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, to the extent issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Ownership of shares of the Company's Common Stock confers no preemptive rights.
    The increase in the authorized but unissued shares of Common Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional shares of Common Stock up to the total authorized number with the effect that the shareholdings and related voting rights of then existing shareholders would be diluted to an extent proportionate to the number of additional shares issued.
    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendment. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

        PROPOSED DELETION OF ARTICLE VI OF THE ARTICLES OF INCORPORATION

    The Company's Board of Directors has proposed that Article VI of the Company's Articles of Incorporation be deleted in its entirety. Article VI currently states:

           The authorization and approval of any proposed (i) merger or consolidation of this Corporation as a result of which this Corporation will not be the surviving Corporation, (ii) sale of all or substantially all of the assets of this Corporation, (iii) dissolution of this Corporation, or (iv) amendment to or deletion of this Article VI shall require the affirmative vote or consent of at least three-fourths (3/4) of the outstanding stock of this Corporation entitled to vote on any such merger, consolidation, sale of assets, dissolution or amendment.

    Article VI was included in the Company's original Articles of Incorporation, prior to the adoption of the fair price provisions and shareholder equity provisions of the Michigan Business Corporation Act ("MBCA"). The fair price provisions of Chapter 7A of the MBCA provide that except in cases in which certain minimum price, form of consideration and procedural requirements are satisfied or for certain transactions that are approved in advance by the Company's Board of Directors, higher than normal voting requirements are imposed with respect to various transactions involving persons who own 10 percent or more of the Company's voting stock (referred to as "Interested Shareholders"). Transactions to which the higher vote requirements apply require an advisory statement from the Board of Directors and must be approved by not less than 90 percent of the votes of each class of stock entitled to vote and by not less than two-thirds of the votes, other than the votes of Interested Shareholders who are (or whose affiliates are) a party to the proposed transaction or an affiliate of the Interested Shareholders, of each class entitled to vote.
    The shareholder equity provisions of Chapter 7B of the MBCA affect the voting rights of persons who acquire more than 20 percent, 33-1/3 percent, or 50 percent of a Michigan corporation's voting stock (referred to as "Control Shares"). These provisions deny shareholder voting rights to those persons or entities who make purchase offers or investors who increase their holdings above any of these control share levels, unless they are granted voting rights by a majority vote of all Interested Shareholders (shareholders excluding the bidders or owners of Control Shares and the corporation's management). If the shareholders do not elect to grant voting rights to Control Shares, under certain circumstances, the Control Shares may become subject to redemption.
    Due to the protections now provided by the MBCA, the Board of Directors has determined that the provisions of Article VI are no longer necessary to protect the interests of the Company's shareholders.
    Article VI and Michigan law require the affirmative vote of the holders of at least 75 percent of the outstanding shares of Common Stock of the Company in order to approve the proposed amendment. Accordingly, the proposed amendment would not be approved if the total of (1) shares voted against the proposal, (2) broker nonvotes, and (3) shares voted as abstentions, exceeds 25 percent of the shares entitled to vote. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO DELETE ARTICLE VI IN ITS ENTIRETY.


                       PROPOSED AMENDMENT TO THE COMPANY'S
                           EMPLOYEE STOCK OPTION PLAN

GENERAL
    In 1992, the Board of Directors adopted and the shareholders approved the Independent Bank Corporation Employee Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by selected employees of the Company and its subsidiaries and to provide them with an additional incentive to contribute to the success of the Company and to encourage them to remain in the Company's employ.
    The Plan currently provides that options may be granted for the purchase of up to 584,000 shares of Common Stock. The proposed Amendment would make an additional 516,000 shares available for issuance under the Plan, bringing the total shares reserved for issuance to 1,100,000. In the case of stock dividends or similar transactions, the number of shares available for grant under the Plan and the number of shares subject to options then outstanding are subject to adjustment. Effective on September 15, 1999, the Board of Directors adopted the Amendment, subject to approval by the Company's shareholders.
    The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan and the text of the Amendment set forth in Exhibit A to this Proxy Statement.

ELIGIBILITY

     Employees of the Company or any subsidiary who are determined to be key employees are eligible to participate in the Plan.

ADMINISTRATION

    The Plan is to be administered by a committee of the Board of Directors (the "Committee"), which is required to consist of not less than two members of the Board, each of whom is required to be a "disinterested person" as defined in Rule 16b-3 of the Securities Exchange Act of 1934. The Committee determines the employees of the Company who are to be granted options, the number of shares subject to each option and such other matters as are specified in the Plan.

PRICE AND OTHER TERMS

    Under the Plan, options may be granted to purchase shares of Common Stock at prices equal to the fair market value of the shares on the date of grant. No employee may be granted options to purchase in excess of 10 percent of the total number of shares authorized for grant under the Plan. Options are not exercisable until 12 months after the date of grant and expire not later than ten years after the date of grant. The option price is payable upon exercise in cash, in shares of Common Stock already owned by the optionee, or by a combination of shares and cash. Options may not be transferred by optionees, except by will or by the laws of descent and distribution, and with respect to non-qualified stock options to certain permitted transferees, and may be exercised only while the optionee is employed by the Company or during various limited periods after death, retirement or other termination of employment.

OPTIONS

    The Plan provides for the grant of incentive stock options ("ISOs") as defined by Section 422A of the Internal Revenue Code (the "Code"), and non-ISOs, as may be designated by the Committee. ISOs and non-ISOs have similar features; however, ISOs are subject to certain additional restrictions of the Code and are entitled to different federal income tax treatment, as described below.
    Option grants may also include reload options. A reload option is an option to purchase shares equal to the number of shares of common stock delivered in payment of the exercise price (including, at the discretion of the Committee, the number of shares tendered to the Company to satisfy any withholding tax liability arising upon exercise), and is automatically granted upon delivery of the shares without further action by the Committee. A reload option contains the same terms as the original option, including the exercise period; however, the exercise price of the reload option must equal the fair market value of the Common Stock on the date of grant of the reload option.

AMENDMENT AND TERMINATION

    The Board of Directors may amend or terminate the Plan with respect to shares which, at the time, are not subject to option, provided that the Plan cannot be amended without shareholder approval if the amendment would increase the maximum number of shares of Common Stock which may be subject to the Plan, increase the maximum number of shares which may be optioned to any one employee, change the designation of the class of employees eligible to receive options, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, remove the administration of the Plan from the Committee or permit the granting of options under the Plan after April 21, 2002.

FEDERAL TAX CONSEQUENCES

    The following summarizes the consequences of the grant and exercise of options under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.
    Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For Non-ISOs, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to ISOs, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a "disqualifying disposition."

    If a participant disposes of shares of common stock acquired pursuant to the exercise of an ISO before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the option price, or
(b) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of ISOs may result in an alternative minimum tax liability.

REQUIRED VOTE FOR APPROVAL

    The affirmative vote of a majority of the Company's outstanding common stock represented and voted at the annual meeting, by person or by proxy, is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Amendment, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the adoption of the amendment to the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE TO 1,100,000 SHARES.

                           COMPENSATION OF DIRECTORS

    Directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer of $10,000. Each Non-employee Director also serves as a director of a subsidiary of the Company. Non-employee directors of these subsidiaries receive an annual retainer of $1,000 and monthly meeting fees of $500. Non-employee Directors of the Company and its subsidiaries are not compensated for committee meetings.
    Pursuant to the Non-employee Director Stock Option Plan, a committee designated by the Board may grant options to purchase shares of Common Stock to each Non-employee Director. These options are not exercisable for 12 months and expire not more than ten years after the date of the grant. During 1999, each Non-employee Director received an option to purchase 3,906 shares of Common Stock at $15.95 per share, the fair market value of the Common Stock on the date of the grant.
    The Company maintains a Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the "Plan"). The Plan provides that Non-employee Directors of the Company or its subsidiaries may defer payment of all or a part of their director fees ("Fees") or receive shares of Common Stock in lieu of cash payment of Fees. Each Non-employee Director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.
    A Current Stock Purchase Account is credited with shares of Common Stock having a fair market value equal to the Fee otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the Fee deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of Fees deferred and converted into stock units based on the fair market value of the Common Stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on the Common Stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Plan does not provide for distributions prior to a participant's termination as a Non-employee Director and the participant may generally elect either a lump sum or installment distribution.
    One of the Company's directors participates in a deferred compensation plan in lieu of current payment of Fees. The plan was adopted by the Company in 1985 and provides for retirement and death benefits to be paid to the participating director by the Company over a minimum of fifteen years. The Company is the owner and beneficiary of life insurance policies which are structured to fund the Company's obligations under the terms of the plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 1999. The following information is based on an investment of $100 on January 1, 1995, in the Common Stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.

                            TOTAL SHAREHOLDER RETURN
                                    [LINE GRAPH]




                                                                                            December 31,
                                               January 1,        ------------------------------------------------------------------
                                                  1995           1995           1996            1997           1998           1999
-----------------------------------------------------------------------------------------------------------------------------------
Independent Bank Corporation............        $100.00         $122.74        $169.94        $325.46         $259.53        $200.61
Nasdaq Stock Market.....................         100.00          141.33         173.89         213.07          300.25         542.43
Nasdaq Bank Stocks......................         100.00          149.00         196.73         329.39          327.11         314.42

                                       8

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Company's ability to create shareholder wealth is predicated on its ability to attract and retain qualified executives and senior managers. The Board of Directors, therefore, believes that the Company's compensation policies and practices must: 1) provide incentives and rewards for superior performance;
2) align the interests of its executive officers and senior managers with the interests of its shareholders, and; 3) provide executive officers and senior managers with the opportunity to accumulate wealth that is commensurate with increases in the value of the Common Stock.


COMPENSATION STRATEGY

    Consistent with these objectives and based on a compensation review by nationally recognized compensation consultants, the Board of Directors adopted a "pay-for-performance" compensation strategy in 1991. The strategy seeks to maintain an optimum balance among three principal components of total compensation, as follows:

    BASE SALARY-Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of executive officers and senior managers at approximately 95% of the level established by the Company's peers.

    Annually, the Personnel Committee (the "Committee") recommends a base salary for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Company's peers and the Committee's evaluation of the relevant factors that are described above. The base salaries of the Presidents of each of the Bank, are determined in a similar manner by the Company's President and Chief Executive Officer and the Bank's respective board of directors. The base salaries of other executive officers are established by the Company's President and Chief Executive Officer.

    ANNUAL CASH INCENTIVE-To provide performance incentives and to compensate for the below-peer base salary, the strategy provides for annual cash awards that are payable if the Company and the Banks meet or exceed annual performance objectives established by the Board of Directors. Assuming "target performance" is achieved under the Management Incentive Compensation Plan described below, the Board intends that aggregate annual cash compensation (the total of base salary and annual cash incentive) will equal approximately 105% of peer level.

     LONG-TERM INCENTIVES-To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for equity-based compensation plans, including the Employee Stock Ownership Plan and the Employee Stock Option Plan described below. Both of these compensation plans have been adopted by the Board of Directors, and the Employee Stock Option Plan has been approved by the Company's shareholders. Such plans are, however, administered by the Committee.

COMPENSATION PLANS

    Pursuant to the MANAGEMENT INCENTIVE COMPENSATION PLAN, the Board of Directors establishes annual performance levels as follows: 1) threshold represents the performance level which must be achieved before any incentive awards are granted; 2) target performance is defined as the desired level of performance in view of all relevant factors, as discussed below, and; 3) maximum represents that which reflects outstanding performance.

    The principal factors considered by the Board in the determination of these performance levels include peer performance and investment community expectations for return on equity and earnings per common share for the Company, as well as similar expectations for its competitors in the financial services industry. Corresponding performance levels are established for each of the Banks.

    In addition to the objective earnings goals for the Company and the Banks, cash payments pursuant to this plan may also be subject to certain pre-determined individual goals. Such individual goals may be objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for the Company's executive officers and the Bank Presidents.

    For the Chief Executive Officer, cash payments made pursuant to this plan may range from 20% to 50% of base salary. For other executive officers and the Bank Presidents, such cash payments may range from 15% to 35% of their base salary. For the year ended December 31, 1999, the Company's executive officers and the Bank Presidents received cash awards pursuant to the Management Incentive Compensation Plan that ranged from 30% to 50% of their respective base salaries.

    The EMPLOYEE STOCK OPTION PLAN is intended to provide the Company's executive officers and senior managers with additional long-term incentives to manage the affairs of the Company in the best interests of its shareholders. On April 20, 1999, the Board of Directors granted options to purchase 91,840 shares of Common Stock to 32 executive officers and senior managers of the Company and the Banks. Each of the options provides the recipient the right to purchase 2,870 shares of Common Stock at $15.95 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 5 years after the date of the grant.
    Prior to 1999, the Company's executive officers and the Bank Presidents were participants in the Incentive Share Grant Plan. That plan provided that the Committee, in its sole discretion, could grant to the participants, shares of Common Stock in lieu of the cash incentives payable pursuant to the Management Incentive Compensation Plan. The market value of such incentive shares at the date of the grant was equal to twice the amount of the cash incentive otherwise payable. Shares issued pursuant to the plan were subject to restrictions, which lapse in respect to 20% of the shares on the date of grant and 20% on each of the succeeding anniversaries of the grant.
    During 1999, the Company terminated the Incentive Share Grant Plan in favor of cash incentives pursuant to the Management Incentive Compensation Plan and the grant of options to purchase shares of the Common Stock pursuant to the Employee Stock Option Plan. The Committee believes that such cash payments and option grants provide greater incentives and enhances the participants' ability to accumulate shares of Common Stock.
    On January 16, 2000, the Board of Directors granted options to purchase 56,853 shares of Common Stock to the Company's executive officers and the Bank Presidents. Each of the options were designated as incentive stock options, as defined by the Internal Revenue Code, and provides the recipient the right to purchase the underlying shares of Common Stock at $13.69 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 10 years after the date of the grant.

     The EMPLOYEE STOCK OWNERSHIP PLAN provides substantially all full-time employees with an equity interest in the Company. Contributions to the ESOP are determined annually and are subject to the approval of the Board of Directors. Contributions for the year ended December 31, 1999, were equal to 6% of the eligible wages for each of the approximately 752 participants in the ESOP.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Charles C. Van Loan has served as the Company's Chief Executive Officer since December 16, 1992. Prior to that time, Mr. Van Loan served as the President and Chief Operating Officer of the Company and as the President and Chief Executive Officer of Independent Bank.
    Consistent with the Company's existing policies and practices, the Committee reviewed compensation data from the Company's peers and evaluated Mr. Van Loan's contributions to the Company's success as well as his experience and expertise. On the basis of its evaluation, the Committee recommended for consideration by the full Board of Directors a base salary of $240,000. As a result of the Company's record earnings, relative to the goals established pursuant to the Management Incentive Compensation Plan, Mr. Van Loan's cash incentive for 1999 totaled $120,000.

    KEITH E. BAZAIRE         ROBERT J. LEPPINK        CHARLES A. PALMER
                  TERRY L. HASKE              ARCH V. WRIGHT

                      SECURITIES OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Common Stock by the Company's Chief Executive Officer and the four highest paid executive officers of the Company or the Banks ("Named Executives") and by all directors and executive officers as a group as of February 18, 2000.


                                                                                   Amount and
                                                                                     Nature of
                                                                                     Beneficial                       Percent of
Name                                                                               Ownership (1)                     Outstanding
---------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                                                                 114,918 (2)                            1.01%
Michael M. Magee                                                                     29,229                                 .26
Jeffrey A. Bratsburg                                                                 91,466 (3)                             .80
Edward B. Swanson                                                                    48,999                                 .43
Ronald L. Long                                                                       23,432                                 .20
                                                                                  1,297,123 (4)                           11.32
All executive officers and directors
as a group (consisting of 18 persons)




persons)

(1)In addition to shares held directly or under joint ownership with their spouse, beneficial ownership includes shares that are issuable under options exercisable within 60 days, shares that are restricted and subject to forfeiture pursuant to the Incentive Share Grant Plan and shares that are allocated to their accounts as participants in the ESOP.
(2)Includes shares held by Mr. Van Loan's dependent children.
(3)Includes shares held by Mr. Bratsburg's wife with respect to which Mr. Bratsburg disclaims beneficial ownership.
(4)Includes shares held by the ESOT. Beneficial ownership is disclaimed as to 749,698 shares, including 715,402 shares which are held by the ESOT.


                           SUMMARY COMPENSATION TABLE

    The following table sets forth compensation received by the Named Executives for each of the three years ended December 31, 1999.


                                                                                                      Long-Term
                                                                                                 Compensation Awards
                                                                       Annual                    --------------------         All
                                                                    Compensation             Restricted     Securities       Other
                                                                    ------------                Stock       Underlying      Compen-
Name & Principal Position                         Year        Salary(1)       Bonus(2)        Awards(3)   Options (#)(4)   sation(5)
------------------------------------------------------------------------------------------------------------------------------------

Charles C. Van Loan                               1999        $240,000       $ 120,000                        20,404        $16,295
  President and Chief                             1998         223,450                        $223,450         2,870         16,307
  Executive Officer                               1997         205,000                         205,000         2,870         14,715

Michael M. Magee                                  1999        $157,500       $  55,125                        10,924         13,970
  President and CEO                               1998         150,000                        $105,000         2,870         13,449
  Independent Bank                                1997         140,000                          98,000         2,870         12,277

Jeffrey A. Bratsburg                              1999        $135,000       $  47,250                         9,774         12,149
  President and CEO                               1998         135,000                         $94,500         2,870         11,477
  Independent Bank West Michigan                  1997         135,000                          94,500         2,870         11,527

Edward B. Swanson                                 1999        $150,000       $  51,129                        10,340         14,029
  President and CEO                               1998         141,000                         $98,700         2,870         12,305
  Independent Bank South Michigan                 1997         131,000                          91,700         2,870         11,697

Ronald L. Long                                    1999        $146,000       $  43,860                         9,278         12,996
  President and CEO                               1998         137,000                         $68,500         2,870         11,859
  Independent Bank East Michigan                  1997         123,000                          61,622         2,870         11,086

(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) Represents amounts earned under the Company's Management Incentive Compensation Plan.
(3) Amounts represent the aggregate value of restricted shares of Common Stock (based on the closing price of the stock on the date of grant) issued to the Named Executives for the designated year under the Company's Incentive Share Grant Plan. The Plan provided that the Personnel Committee may, at its sole discretion, grant shares of restricted stock in lieu of cash incentives payable under the Company's Management Incentive Compensation Plan. The aggregate fair market value of the shares granted to each participant were equal to twice the value of the amount otherwise payable in cash. The shares are subject to restrictions on transfer and risks of forfeiture which lapse over a period of five years at an annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and risks upon death, disability or a change in control of the Company. The Named Executives have no right to such restricted shares, except voting rights and the right to all dividends or other distributions paid to holders of the Common Stock. As of December 31, 1999, the Named Executives held shares of restricted stock in the following aggregate amounts and values (based on the closing price of the Common Stock on December 31, 1999, which equaled $14.63): Mr. Van Loan - 13,270 shares ($194,140); Mr. Magee - 6,205 shares ($90,779); Mr. Bratsburg
    - 5,850 shares ($85,585); Mr. Swanson - 5,910 shares ($86,463); and Mr. Long
    - 3,976 shares ($58,169).
(4) Includes options granted in 2000 relating to 1999 performance.
(5) Amounts represent Company contributions to the Employee Deferred Compensation Plan [401(k)] and Employee Stock Ownership Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in these plans.


                              OPTION GRANTS IN 1999

    The following table provides information on options granted to the Named Executives during the year ended December 31, 1999.


                                                          Individual Grants
                                    Number of              Percent of Total       Exercise or                            Grant Date
                              Securities Underlying       Options Granted to      Base Price         Expiration           Present
                                Options Granted(1)         Employees in 1999    (per share)(2)          Date              Value(3)
-----------------------------------------------------------------------------------------------------------------------------------

Charles C. Van Loan                    2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                      17,534                    11.79                13.69         January 16, 2010        117,828

Michael M. Magee                       2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       8,054                     5.42                13.69         January 16, 2010         54,123

Jeffrey A. Bratsburg                   2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       6,904                     4.64                13.69         January 16, 2010         46,395

Edward B. Swanson                      2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       7,470                     5.02                13.69         January 16, 2010         50,198

Ronald L. Long                         2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       6,408                     4.31                13.69         January 16, 2010         43,062


(1)Indicates number of shares which may be purchased pursuant to options granted under the Company's Employee Stock Option Plan. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.
(2)The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.
(3)The values reflect application of the Black-Scholes option pricing model.
   The assumptions employed on options with an expiration date of April 20, 2004 were expected volatility of 15.5%, risk-free rate of return of 5.04%, dividend yield of 3.35% and time to exercise of five years. The assumptions employed on options with an expiration date of January 16, 2010 were expected volatility of 8.32%, risk-free rate of return of 6.74%, dividend yield of 4.09% and time to exercise of ten years

                    AGGREGATED STOCK OPTION EXERCISES IN 1999
                           AND YEAR END OPTION VALUES

    The following table provides information on the number and value of options exercised in the past year, as well as the number and value of unexercised options held by the Named Executives at December 31, 1999. Options covering 77,068 shares of Common Stock were exercised in 1999.

                                                                      Number of Securities Underlying      Value of Unexercised
                                             Shares                         Unexercised Options          In-the-Money Options(2)
                                           Acquired       Value       -------------------------------  ----------------------------
Name                                      on Exercise    Realized(1)   Exercisable     Unexercisable   Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                          2,871         $24,278        11,483          20,404         $29,064        $16,438
Michael M. Magee                                 0             N/A        11,483          10,924          29,064          7,551
Jeffrey A. Bratsburg                         2,871          24,272        11,483           9,774          29,064          6,473
Edward B. Swanson                            2,871          25,809        11,483          10,340          29,064          7,003
Ronald L. Long                               2,871          21,817         8,612           9,278          12,070          6,008


(1)The value realized upon the exercise of options is equal to the difference between the market value of the shares of Common Stock acquired at the time of exercise and the aggregate exercise price paid by the Named Executive to the Company.
(2)The value of unexercised options is based on the difference between the closing price of the Common Stock on December 31, 1999 ($14.63) and the exercise prices of the options.



                        MANAGEMENT CONTINUITY AGREEMENTS

    The Company has entered into individual Management Continuity Agreements with its executive officers and certain senior managers, including the Named Executives. These agreements provide severance benefits if the individual's employment is terminated within 36 months after a change in control of the Company or within six months before a change in control if the Company terminates the individual's employment in contemplation of a change in control and to avoid the agreement. For the purposes of these agreements, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 20% of the Company's voting securities by any person, certain extraordinary changes in the composition of the board of directors, or the merger or consolidation of the Company in which it is not the surviving entity, or its sale or liquidation.
    Severance benefits are not payable if the Company terminates the employment for cause, if employment terminates due to the individual's death or disability, or if the individual resigns without "good reason." An individual may resign with "good reason"| after a change in control and retain benefits if the Company reduces the individual's salary or bonus, assigns duties inconsistent with the individual's prior position, or makes other material, adverse changes in the terms or conditions of the individual's employment. The agreements are for self-renewing terms of one to three years unless the Company takes action to terminate further extensions. The agreements are automatically extended for a one- to three-year term from the date of a change in control. These agreements provide a severance benefit of a lump-sum payment equal to one- to three-years' salary and bonus and a continuation of benefits coverage for one to three years.


                        TRANSACTIONS INVOLVING MANAGEMENT

    Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 1999. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms,including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $16,829,000 at December 31, 1999, equal to 14.80% of shareholders' equity.
    Two directors have financial interests in partnerships, that sold land contracts to one of the Banks during 1999. Mr. Wright has an interest in one of these partnerships, that sold three contracts with an aggregate principal face value of approximately $580,000. Mr. Wright and Mr. Van Loan have interests in a second partnership that sold two contracts with an aggregate principal face value of $268,500. The contracts mature not later than January of 2005 and have an average rate of approximately 8.5%. The contracts were sold without recourse at face value.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than 10% of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each Director and Executive Officer, all of the required reports were timely filed by such persons during 1999, except that Mr. Kohn failed to file one report covering the acquisition of Common Stock.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has not yet selected independent accountants for 2000. It is expected that KPMG LLP will be selected to serve as the independent accountants for 2000.

                             SHAREHOLDER PROPOSALS

    Article VIII of the Company's Articles of Incorporation contains certain procedural requirements applicable for shareholder nominations of persons to be elected as directors of the Company. A copy of the Company's Articles of Incorporation has been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or the Company. Any other shareholder proposal to be considered by the Company for inclusion in the 2001 Annual Meeting of Shareholders proxy material must be received by the Company not later than November 20, 2000.

                                    GENERAL

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person. The Company has retained the services of Corporate Investor Communications, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies from these institutions. The cost of such services is expected to total approximately $5,000, plus reasonable out of pocket expenses.
    As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.


                                           By order of the Board of Directors,


                                           /s/  William R. Kohls

                                           William R. Kohls
                                           Secretary



Dated: March __, 2000

                                   EXHIBIT A

                             THIRD AMENDMENT TO THE
                          INDEPENDENT BANK CORPORATION
                           EMPLOYEE STOCK OPTION PLAN


    THIRD AMENDMENT TO THE INDEPENDENT BANK CORPORATION EMPLOYEE STOCK OPTION PLAN, is adopted by the Board of Directors of Independent Bank Corporation (the "Company"), to be effective as of September 15, 1999, with reference to the following:

    A. The Independent Bank Corporation Employee Stock Option Plan (the "Plan") was approved by the Company's shareholders on April 21, 1992, and has subsequently been amended.

    B. Under Paragraph 8 of the Plan, the Board of Directors has the authority, subject to certain conditions, to amend the Plan from time to time.

    C. The Board of Directors has elected to amend the Plan to increase the aggregate number of shares reserved for issuance pursuant to the Plan.

    NOW, THEREFORE, the Plan is amended as follows:

    1. The first sentence of Paragraph 5 of the Plan is hereby amended to read as follows:

    Subject to adjustments as provided in Paragraph 6(h), the aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,100,000 shares of the Company's Common Stock (the "Shares").

    2.  In all other respects, the Plan shall continue in full force and effect.

    3. This Third Amendment shall be submitted to the Company's shareholders for approval. The effective date for this Third Amendment shall be September 15, 1999.

                                                    INDEPENDENT BANK CORPORATION

                                               230 WEST MAIN STREET, IONIA, MICHIGAN

                                         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                                      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 2000

The undersigned hereby appoints Charles C. Van Loan and William R. Kohls and each of them, Proxies, with power of substitution, to vote all shares of common stock of Independent Bank Corporation, which the undersigned is entitled to vote at the Annual Meeting of
Shareholders to be held at the Ionia Theater, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 18, 2000 at
3:00 p.m. (local time), and at all adjournments thereof, as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AS DIRECTORS AND FOR PROPOSALS 3, 4 AND 5.

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                        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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Please sign this Proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                                            DO YOU HAVE ANY COMMENTS?

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DETACH CARD                                                                                                              DETACH CARD


                                                    INDEPENDENT BANK CORPORATION


Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. If you wish to register your vote by telephone or the internet see the reverse side for instructions.

Your vote must be received prior to the Annual Meeting of Shareholders to be held April 18, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The Board of Directors
INDEPENDENT BANK CORPORATION
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

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


______________________________________            1.  Election of one Director for term expiring in 2001.         For   With-
INDEPENDENT BANK CORPORATION                                                                                    Nominee  hold
______________________________________
                                                                 (01) Jeffrey A. Bratsburg                     / /       / /

Mark box at right if an address change or
comment has been noted on the reverse side   / /  2. Election of three Directors for terms expiring in 2003.   For All With- For All
of this card.                                                                                                 Nominees hold   Except
                                                                 (02) Robert L. Hetzler
CONTROL NUMBER:                                                  (03) Robert J. Leppink                        / /      / /     / /
RECORD DATE SHARES:                                              (04) Arch V. Wright, Jr.

                                                     NOTE: If you do not wish to vote "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).

                                                                                                               For  Against  Abstain

                                                  3. To amend the articles of incorporation to increase
                                                     authorized Common Stock to 30 million shares.             / /    / /     / /

                                                  4. To amend the articles of incorporation to eliminate
                                                     the requirement that certain business combinations be     / /    / /     / /
                                                     approved by 75% of the outstanding shares of Common
                                                     Stock.

Please be sure to sign
and date this Proxy.        Date              |
______________________________________________|
                                              |   5. To make an additional 516,000 shares of Common Stock      / /    / /     / /
                                              |      available under the Employee Stock Option Plan.
                                              |
                                              |   6. To transact such other business that may properly come before the meeting
Shareholder sign here       Co-owner sign here|      or at any adjournments thereof.
______________________________________________|

VOTE BY TELEPHONE                                 VOTE BY INTERNET

It's fast, convenient, and immediate!             It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone              confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:                     FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT/         1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND
   PROSPECTUS AND PROXY CARD.                        PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                      2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683). FOR              HTTP://WWW.EPROXYVOTE.COM/IBCP
   SHAREHOLDERS RESIDING OUTSIDE THE UNITED
   STATES CALL COLLECT ON A TOUCH-TONE PHONE      3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.
   1-201-536-8073.
   THERE IS NO CHARGE FOR THIS CALL.              4. FOLLOW THE INSTRUCTIONS PROVIDED.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR
   PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                      Go to http://www.eproxyvote.com/ibcp anytime!

     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

